     As filed with the Securities and Exchange Commission on May 1, 1995.

                                                Registration No. 33-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                          JOINT REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ___________________

       SANTA ANITA REALTY                                  SANTA ANITA
        ENTERPRISES, INC.                               OPERATING COMPANY
- ----------------------------------              --------------------------------
     (Exact name of registrant                      (Exact name of registrant
    as specified in its charter)                   as specified in its charter)

            Delaware                                         Delaware
- ------------------------------------            --------------------------------
  (State or other jurisdiction of               (State or other jurisdiction of
   incorporation or organization)                incorporation or organization)

           95-3520818                                       95-3419438
- ------------------------------------            --------------------------------
        (I.R.S. Employer                                 (I.R.S. Employer
       Identification No.)                             Identification No.)

301 West Huntington Drive, Suite 405                 285 West Huntington Drive
     Arcadia, California 91066                       Arcadia, California 91066
- ------------------------------------            --------------------------------
     (Address of principal                              (Address of principal
       executive offices)                                 executive offices)

SANTA ANITA REALTY ENTERPRISES, INC.              SANTA ANITA OPERATING COMPANY
       1995 SHARE AWARD PLAN                           1995 SHARE AWARD PLAN
- ------------------------------------            --------------------------------
    (Full title of the plan)                         (Full title of the plan)

       Brian L. Fleming                                 Kathryn J. McMahon
        P.O. Box 60025                                    P.O. Box 60014
Arcadia, California 91066-6025                   Arcadia, California 91066-6014
        (818) 574-5550                                    (818) 574-7223
- ------------------------------------            --------------------------------
(Name, address and telephone                      (Name, address and telephone
 number of agent for service)                      number of agent for service)

                              ___________________

                                    Copy to:
                              Michael Newman, Esq.
                               O'MELVENY & MYERS
                             400 South Hope Street
                       Los Angeles, California 90071-2899
                              ___________________

                       CALCULATION  OF REGISTRATION  FEE

                                                      Proposed             Proposed
                                                      maximum              maximum
Title of                             Amount           offering price per   aggregate             Amount of
securities                           to be            unit of Paired       offering              registration
to be registered                     registered       Common Stock         price                 fee
- ----------------------------------   --------------   ------------------  ------------------    --------------

Paired Common Stock/(1)/             1,010,000/(2)/     $16.25/(3)/        $16,412,500/(3)/       $5,659/(3)/
                                     shares

/(1)/ Santa Anita Realty Enterprises, Inc. Common Stock, par value $0.10 per share (the "Realty Common Stock"), paired with Santa Anita Operating Company Common Stock, par value $0.10 (the "Operating Company Common Stock"). Includes rights (the "Rights") issuable pursuant to the Rights Agreement, dated June 15, 1989, among Santa Anita Realty Enterprises, Inc., Santa Anita Operating Company, and Union Bank, as Rights Agent. One Right will be issued with respect to each share of Realty Common Stock issued under the Plans.

/(2)/ This Joint Registration Statement covers, in addition to the number of shares of Paired Common Stock stated above, options and other rights to purchase or acquire the shares of Paired Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

/(3)/ Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Paired Common Stock reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal as of April 25, 1995.

 The Exhibit Index included in this Joint Registration Statement is at page 11.

================================================================================

                                     PART I


                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


                The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Joint Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Joint Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
      Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


      ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The following documents of Santa Anita Realty Enterprises, Inc. ("Realty") and Santa Anita Operating Company ("Operating Company", Realty and Operating Company being sometimes referred to herein individually as a "Registrant" and collectively as the "Registrants") filed with the Securities and Exchange Commission are incorporated herein by reference:

           (a) Registrants' Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

           (b) All reports filed by the Registrants pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1994; and

           (c) The descriptions of the Realty Common Stock, the Rights, and the Operating Company Common Stock which are contained in registration statements filed under the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Registrants pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Joint Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Joint Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Joint Registration Statement.


      ITEM 4.  DESCRIPTION OF SECURITIES

                Each of the Realty Common Stock, the Rights, and the Operating Company Common Stock are registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


      ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                Not Applicable.

      ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                As permitted by Section 102 of the General Corporation Law of Delaware (the "GCL"), both the Certificate of Incorporation of Realty and the Certificate of Incorporation of Operating Company eliminate personal liability of its respective directors to such company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to such company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under
      Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

                As permitted by Section 145 of the GCL, both Realty's Bylaws and Operating Company's Bylaws provide for indemnification of directors and officers (and permit the respective Boards of Directors to provide for indemnification of employees and agents) of such Registrant against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of such Registrant and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the respective Registrant, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the respective Registrant, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. Both Realty's Bylaws and Operating Company's Bylaws require such Registrant to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by such Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit such Registrant to advance such expenses to other employees and agents of such Registrant upon such terms and conditions as are specified by the respective Registrant's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to each Registrant's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from such Registrant may have.

                Individual indemnification agreements (the "Indemnification Agreements") have been entered into by each of Realty and Operating Company with certain of its respective directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of such Registrant's Bylaws.

                Both Realty's Bylaws and Operating Company's Bylaws permit such Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of such Registrant against liability asserted against him or her in any such capacity, whether or not such Registrant would have the power to indemnify him against such liability under the provisions of the Bylaws. Both Realty and Operating Company maintain liability insurance providing officers and directors with coverage with respect to certain liabilities.


      ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.


      ITEM 8.   EXHIBITS

                See the attached Exhibit Index.


      ITEM 9.  UNDERTAKINGS

           (a) The undersigned registrants hereby undertake:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Joint Registration
           Statement:

                               (i) To include any prospectus required by Section
                     10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                               (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the Joint Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Joint Registration Statement; and

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Joint Registration Statement or any material change to such information in the Joint Registration Statement;

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                     -----------------
           do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Joint Registration Statement;

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the Joint Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 6 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               REALTY SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, Realty certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arcadia, State of California, as of April 28, 1995.

                               SANTA ANITA REALTY ENTERPRISES, INC.



                               By:  /s/ SHERWOOD C. CHILLINGWORTH
                                    --------------------------------
                                    Name:  Sherwood C. Chillingworth
                                    Title:  Vice Chairman of the Board and Chief
                                            Executive Officer


                               POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Stephen F. Keller, Sherwood C. Chillingworth, Brian L. Fleming and Kathryn J. McMahon his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of April 28, 1995.

      SIGNATURE                                   TITLE
      ---------                                   -----


      /s/ STEPHEN F. KELLER                      Chairman of the Board
      -----------------------------
      Stephen F. Keller


      /s/ SHERWOOD C. CHILLINGWORTH               Vice Chairman of the Board
      -----------------------------               and Chief Executive Officer
      Sherwood C. Chillingworth                   (Principal Executive Officer)

      /s/ BRIAN L. FLEMING                        Executive Vice President and
      -----------------------------               Chief Financial Officer
      Brian L. Fleming                            (Principal Financial and
                                                  Accounting Officer)

      /s/ WILLIAM C. BAKER                        Director
      -----------------------------
      William C. Baker

      /s/ THOMAS J. BARRACK, JR.                   Director
      -------------------------
      Thomas J. Barrack, Jr.


      /s/ RICHARD S. COHEN                         Director
      -------------------------
      Richard S. Cohen


      /s/ ARTHUR LEE CROWE                         Director
      -------------------------
      Arthur Lee Crowe


                                                   Director
      -------------------------
      Robert H. Grant


                                                   Director
      -------------------------
      Taylor B. Grant


      /s/ J. TERRENCE LANNI                        Director
      -------------------------
      J. Terrence Lanni


      /s/ THOMAS P. MULLANEY                       Director
      -------------------------
      Thomas P. Mullaney


                                                   Director
      -------------------------
      William D. Schulte

                          OPERATING COMPANY SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, Operating Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arcadia, State of California, as of April 28, 1995.

                               SANTA ANITA OPERATING COMPANY



                               By:  /s/ STEPHEN F. KELLER
                                    ------------------------------
                                    Name:  Stephen F. Keller
                                    Title:  Chairman of the Board, President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Stephen F. Keller, Sherwood C. Chillingworth, Brian L. Fleming and Kathryn J. McMahon his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of April 28, 1995.

      SIGNATURE                                TITLE
      ---------                                -----


      /s/ STEPHEN F. KELLER                    Chairman of the Board,
      --------------------------               President and Chief
      Stephen F. Keller                        Executive Officer
                                               (Principal Executive Officer)

      /s/ RICHARD D. BRUMBAUGH                 Vice President-Finance and Chief
      --------------------------               Financial Officer (Principal
      Richard D. Brumbaugh                     Financial and Accounting Officer)


      /s/ WILLIAM C. BAKER                     Director
      --------------------------
      William C. Baker


      /s/ THOMAS J. BARRACK, JR.               Director
      --------------------------
      Thomas J. Barrack, Jr.

      /s/ RICHARD S. COHEN                         Director
      --------------------------
      Richard S. Cohen


      /s/ ARTHUR LEE CROWE                         Director
      --------------------------
      Arthur Lee Crowe


                                                   Director
      --------------------------
      Clifford C. Goodrich


                                                   Director
      --------------------------
      Robert H. Grant


      /s/ J. TERRENCE LANNI                        Director
      --------------------------
      J. Terrence Lanni


      /s/ THOMAS P. MULLANEY                       Director
      --------------------------
      Thomas P. Mullaney


                                                   Director
      --------------------------
      William D. Schulte

                                 EXHIBIT INDEX

      Exhibit
      Number    Description of Document
      ------    -----------------------

      4.1       Santa Anita Realty Enterprises, Inc. 1995 Share Award Plan

      4.2       Santa Anita Operating Company 1995 Share Award Plan

      4.3       Pairing Agreement by and between Santa Anita Realty
                Enterprises, Inc. and Santa Anita Operating Company, dated as of
                December 20, 1979 (incorporated by reference to Exhibit 5 to
                Registration Statement on Form 8-A of Santa Anita Operating
                Company filed February 5, 1980).

      4.4       Rights Agreement, dated June 15, 1989, among Santa Anita
                Realty Enterprises, Inc., Santa Anita Operating Company, and
                Union Bank, As Rights Agent (incorporated by reference to
                Exhibit 5 to Registration Statement on Form 8-A of Santa Anita
                Operating Company filed February 5, 1980).

      5.1       Opinion of O'Melveny & Myers (opinion re: legality).

      23.1      Consent of Kenneth Leventhal & Company.

      23.2      Consent of KPMG Peat Marwick LLP.

      23.3      Consent of Kenneth Leventhal & Company

      23.4      Consent of O'Melveny & Myers (included in Exhibit 5.1).

      24.1      Realty Power of Attorney (included in this Joint
                Registration Statement under "Realty Signatures").

      24.2      Operating Company Power of Attorney (included in this Joint
                Registration Statement under "Operating Company Signatures").

                                       11